Exhibit 99.1

VIROPHARMA INCORPORATED Contacts:

Kristina M. Broadbelt (Media)

Assistant Director, PR & Advocacy

Phone (610) 321-2358

Robert A. Doody Jr. (Investors)

Assistant Director, Investor Relations

Phone (610) 321-6290

VIROPHARMA EXPANDS GLOBAL LICENSING, COMMERCIALIZATION AND

DEVELOPMENT RIGHTS FOR CINRYZE™ (C1 ESTERASE INHIBITOR [HUMAN])

- Agreement with Sanquin Provides Additional Opportunities for Growth through Expansion of

Territories and New Indications -

EXTON, PA, January 11, 2010 — ViroPharma Incorporated (Nasdaq: VPHM) today announced that it has signed an agreement with Sanquin Blood Supply Foundation for rights to develop, file regulatory dossiers, and commercialize Cinryze™ (C1 esterase inhibitor [human]) for hereditary angioedema (HAE) as well as for potential new indications in certain European and rest of world (ROW) territories. This agreement significantly expands ViroPharma’s rights to commercialize Cinryze in regions beyond the originally licensed territories of North America, most of the countries in South America, and Israel and allows for development of potential new indications. ViroPharma and Sanquin have also amended the existing Distribution and Manufacturing Services Agreement related to the manufacture of Cinryze for distribution in the United States.

Cinryze was approved in October 2008 by the U.S. Food and Drug Administration for routine prophylaxis against angioedema attacks in adolescent and adult patients with hereditary angioedema. ViroPharma has received agreement on its paediatric investigation plan, or PIP, from the European Medicines Agency’s (EMEA) Paediatric Committee, and has been granted European orphan medicinal product designation for Cinryze. Cinryze is not currently approved in any country other than the United States.

“We have developed an outstanding relationship with Sanquin during the first year of the launch of Cinryze in the United States, and the expansion of our collaboration represents a significant step in our combined efforts to expand the potential markets in which we may commercialize Cinryze,” commented Vincent Milano, ViroPharma’s president and chief executive officer. “Hereditary angioedema is a disease suffered by patients across the globe, and the completion of this agreement is an important next step toward approval and launch of Cinryze in countries beyond the U.S.”

Continued Milano, “In addition to our opportunities to expand the use of Cinryze in U.S. patients suffering from HAE, these newly expanded rights provide new opportunities for growth including commercializing the product in Europe and ROW, expanding the labeled indication for Cinryze to potentially include other C1 mediated diseases, and developing new forms of administration for this important drug.”

There were no upfront payments associated with this agreement. ViroPharma agreed to modify the existing manufacturing fee, establish minimum purchase requirements, fund research efforts at Sanquin at the rate of 1MM Euros per year for five years, and provide an additional loan to Sanquin to fund capacity expansions.

ViroPharma has been granted the exclusive right and license to research, develop, obtain regulatory approvals and commercialize Cinryze in all countries in Europe and rest of world, other than certain European and ROW territories in which Sanquin has existing relationships and European territories in which Sanquin retains the right to market their drug Cetor. In addition, ViroPharma also acquired the right to market Cetor in Europe other than the excluded territories if Cinryze does not receive marketing authorizations in such countries. ViroPharma also has been granted the right to develop Cinryze for all potential new indications.

Sanquin and ViroPharma have also modified the terms of the existing Distribution and Manufacturing Services Agreement with Sanquin related to the manufacture of Cinryze including those related to second sourcing, minimum purchase requirements and price.

ViroPharma has filed a report on Form 8-K containing additional information with respect to the U.S. and ROW Agreements, and intends to file the U.S. and ROW Agreements as exhibits in an upcoming filing with the SEC.

About Cinryze™ (C1 esterase inhibitor [human])

Cinryze is a highly purified, pasteurized and nanofiltered plasma-derived C1 esterase inhibitor product that has been approved by FDA for routine prophylaxis against angioedema attacks in adolescent and adult patients with HAE. C1 inhibitor therapy has been used acutely for more than 35 years in Europe to treat patients with C1 inhibitor deficiency.

The most common adverse reactions observed have been upper respiratory infection, sinusitis, rash and headache. No drug-related serious adverse events (SAEs) have been observed in clinical trials. Severe hypersensitivity reactions may occur. Thrombotic events have occurred in patients receiving high dose off-label C1 inhibitor therapy well above the approved treatment dosage regimen. With any blood or plasma derived product, there may be a risk of transmission of infectious agents, e.g. viruses and, theoretically, the CJD agent. The risk has been reduced by screening patients for prior exposure to certain virus infections and by manufacturing steps to reduce the risk of viral transmission including pasteurization and nanofiltration.

Cinryze is for intravenous use only. A dose of 1000 Units of Cinryze can be administered every 3 or 4 days for routine prophylaxis against angioedema attacks in HAE patients. Cinryze is administered at an injection rate of 1 mL per minute.

About Hereditary Angioedema (HAE)

HAE is a rare, severely debilitating, life-threatening genetic disorder caused by a deficiency of C1 inhibitor, a human plasma protein. This condition is the result of a defect in the gene controlling the synthesis of C1 inhibitor. C1 inhibitor maintains the natural regulation of the contact, complement, and fibrinolytic systems, that when left unrestricted, can initiate or perpetuate an attack by consuming the already low levels of endogenous C1 inhibitor in HAE patients. Patients with C1 inhibitor deficiency experience recurrent, unpredictable, debilitating, and potentially life threatening attacks of inflammation affecting the larynx, abdomen, face, extremities and urogenital tract. Patients with HAE experience approximately 20 to 100 days of incapacitation per year. There are estimated to be at least 6,000 people with HAE in the United States.

For more information on HAE, visit the U.S. HAE Association’s website at: www.haea.org.

About ViroPharma Incorporated

ViroPharma Incorporated is an international biopharmaceutical company committed to developing and commercializing innovative products for physician specialists to enable the support of patients with serious diseases for which there is an unmet medical need, and providing rewarding careers to employees. ViroPharma commercializes Cinryze™ (C1 esterase inhibitor [human]) for routine prophylaxis against angioedema attacks in adolescent and adult patients with hereditary angioedema (HAE). ViroPharma commercializes Vancocin®, approved for oral administration for treatment of antibiotic-associated pseudomembranous colitis caused by Clostridium difficile and enterocolitis caused by Staphylococcus aureus, including methicillin-resistant strains (for prescribing information on ViroPharma’s commercial products, please download the package inserts at http://www.viropharma.com/Products.aspx). ViroPharma currently focuses its drug development activities in diseases including C1 esterase inhibitor deficiency and C. difficile.

ViroPharma routinely posts information, including press releases, which may be important to investors in the investor relations and media sections of our company’s web site, www.viropharma.com. The company encourages investors to consult these sections for more information on ViroPharma and our business.

Forward-Looking Statements

Certain statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements in this press release include statements regarding ViroPharma’s ability to receive regulatory approval to market Cinryze in additional territories outside of the United States, develop a market for Cinryze in these territories, and successfully identify and implement clinical development programs for indications other than HAE as well as a subcutaneous formulation of Cinryze. Our actual results could differ materially from those results expressed in, or implied by, these forward-looking statements. The development and commercialization of pharmaceutical products is subject to risks and uncertainties. There can be no assurance that regulatory authorities outside of the United Statesmay view the clinical data regarding the use of Cinryze for HAE as insufficient or inconclusive, not accept our submissions, request additional data, require additional clinical studies, delay any decision past the time frames anticipated by us, limit any approved indications, deny the approval of Cinryze for HAE or approve a competing product which has been granted orphan drug designation thereby preventing Cinryze from reaching the market for HAE. Our ability to successfully commercialize Cinryze in additional markets following receipt of regulatory approvals will depend upon the number of patients with HAE that may be treated with Cinryze; acceptance by physicians and patients of Cinryze as a safe and effective treatment; our ability to effectively market and distribute Cinryze in such territories; our ability to achieve sufficient pricing of Cinryze; the cost effectiveness of using Cinryze; the nature and number of competitive products available in each territory; as well as the availability and sufficiency of reimbursement for Cinryze. There can be no assurance that we will be able to successfully identify or implement clinical programs for additional indications for Cinryze. To date, we have not conducted clinical studies with Cinryze in indications other than HAE. Advancing early stage development candidates through preclinical development and clinical development, and pursuing regulatory approval of product candidates that appear to demonstrate the requisite safety and efficacy, requires considerable time and expense. These factors, and other factors, including, but not limited to those described in ViroPharma’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2009, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

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